Exhibit (21)


                                UNIFI, INC.

                               SUBSIDIARIES


                                                     Percentage
                                                     of Voting
                                                     Securities
  Name              Address        Incorporation         Owned
- -----------------------------------------------------------------

Unifi, FSC Limited  Agana, Guam    Guam                100%


Unifi Textured      Letterkenny,
Yarns Europe, Ltd.  Ireland        United Kingdom      100%


Unifi International
Service, Inc.       Greensboro, NC North Carolina      100%